UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

AUGUST 13, 2004 (AUGUST 6, 2004)

ANALYTICAL SURVEYS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COLORADO	84-0846389
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11900 CROWNPOINT DRIVE, SAN ANTONIO, TEXAS 78233

(Address of principal executive offices)

(210) 657-1500

(Registrant’s telephone number, including area code)

FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT: NOT APPLICABLE

Item 4. Changes in Registrant’s Certifying Accountant

(a) On August 7, 2004, Analytical Surveys, Inc. (the “Company”) engaged Pannell Kerr Forster of Texas, P.C., (“PKF”) as the Company’s new independent accountants for the fiscal year ending September 30, 2004. PKF will also perform a review of the unaudited condensed quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q beginning with the June 30, 2004 Form 10-Q. KPMG LLP, previously the principal independent accountant for the Company, was dismissed on August 6, 2004.

(b) The decision to change the Company’s independent accountants from KPMG LLP to PKF was made and approved by the Audit Committee of the Company’s Board of Directors;

(c) KPMG LLP reported on the Company’s consolidated financial statements for each of the fiscal years ended September 30, 2003 and 2002 and its report was modified as set forth in the attached report (Exhibit 99.1 to this Form 8-K).

(d) During the fiscal years ended September 30, 2003 and 2002, and the subsequent interim period through August 6, 2004, there have been no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

(e) During the two most recent fiscal years ended September 30, 2003 and 2002 and the subsequent interim period through August 6, 2004, PKF has not been engaged as independent accountants to audit the financial statements of the Company, nor has it been consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement or reportable event.

(f) A copy of the letter from KPMG LLP dated August 13, 2004 addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

A copy of the Company’s press release dated August 9, 2004 concerning the appointment of new independent accountants is furnished herewith as Exhibit 99.2 (furnished to the SEC and not deemed filed herewith).

(c)	Exhibits

16.1 Letter from KPMG LLP dated August 13, 2004 pursuant to Item 304(a)(3) of Regulation S-K, regarding change in certifying accountant.

99.1 Report of KPMG LLP

99.2 Press Release dated August 9, 2004, issued by the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.
(Registrant)

Date: August 13, 2004	/s/ Lori A. Jones
Lori A. Jones
Chief Financial Officer